Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8026 | FX (702) 692-8075 fennemorelaw.com

December 23, 2024

Northann Corp.

2251 Catawba River Road

Fort Lawn, South Carolina 29714

Re:	Northann Corp./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Northann Corp., a Nevada corporation (the “Company”), in connection with the registration by the Company of 30,084,400 shares (the “Registered Shares”) of its Common Stock, $0.001 par value per share (the “Common Stock”) on a registration statement on Form S-1 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) as of the date hereof in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Registered Shares are held by certain selling stockholders (the “Selling Stockholders”) as identified in the Registration Statement. Terms not otherwise defined herein have the meaning as ascribed to such terms in the Registration Statement.

Of the 30,084,400 Registered Shares, 4,484,400 were issued pursuant to the Cedar SPA, 4,500,000 were issued pursuant to the Raleigh SPA, 3,000,000 were issued pursuant to the Linkun Investment Consulting Agreement, 4,500,000 were issued pursuant to the CAKL Consulting Agreement, 4,600,000 were issued pursuant to the San River Consulting Agreement, and 9,000,000 were issued pursuant to the Caitlin SPA.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Cedar SPA;

(c)	the Raleigh SPA;

(d)	the Linkun SPA;

(e)	the CAKL Consulting Agreement;

Northann Corp.

December 23, 2024

(f)	the San River Consulting Agreement;

(g)	the Caitlin SPA; and

(h)	certain resolutions and actions of the Board of Directors of the Company relating to the issuance of the issuance and registration of the Registered Shares under the Securities Act, and such other matters as relevant.

We have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such other corporate documents, records, certificates, and instruments (collectively with the documents identified in (a) through (h) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a)	the legal capacity of all natural persons executing the Documents;

(b)	the genuineness of all signatures on the Documents;

(c)	the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d)	that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e)	other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the Documents;

(f)	the execution, delivery, and performance by all parties of the Documents; and

(g)	that all Documents are valid, binding, and enforceable against the parties thereto.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such Documents.

The opinions expressed below are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

Northann Corp.

December 23, 2024

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the issuance of the Registered Shares has been duly authorized and that the Registered Shares are validly issued, fully paid, and nonassessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada as to which we express no opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fennemore Craig, P.C.

Fennemore Craig, P.C.

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